UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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TURBOCHEF TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TURBOCHEF TECHNOLOGIES, INC.
SIX CONCOURSE PARKWAY
SUITE 1900
ATLANTA, GEORGIA 30328

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TurboChef Technologies, Inc. to be held on Tuesday, July 18, 2006, at 1:00 p.m., local time, at One Concourse Parkway, Atlanta, Georgia 30328. The meeting will be held in Conference Room 140, 1st Floor.

At this meeting, you will be asked to consider and approve the election of all seven members of the Board of Directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2006. The attached Notice of Annual Meeting and Proxy Statement explain the proposals and provide more detailed information concerning the annual meeting.

Stockholders eligible to vote at this meeting may vote their shares by mailing in their proxies in the manner set forth on the enclosed proxy card. Please mark your votes on the enclosed proxy card, sign and date it, and mail it using the enclosed envelope as soon as possible.

If your shares are held in a stock brokerage account or by a bank or other broker nominee, then you are not the record holder of your shares, and while you are welcome to attend the Annual Meeting you would not be permitted to vote unless you obtained a signed proxy from your broker nominee (who is the holder of record). However, your broker nominee has enclosed a voting instruction card for you to use to indicate your voting preference, which may provide that you can deliver your instructions by telephone or over the Internet. Please complete the voting instruction card and return it to your broker nominee as soon as possible.

We look forward to seeing you at our annual meeting.

Sincerely,

Richard E. Perlman Chairman of the Board	James K. Price President and Chief Executive Officer

June 13, 2006

TURBOCHEF TECHNOLOGIES, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING

To the Stockholders of TurboChef Technologies, Inc.:

TurboChef Technologies, Inc. (the “Company” or “TurboChef”) will hold its Annual Meeting of Stockholders on Tuesday, July 18, 2006, at 1:00 p.m., local time, at One Concourse Parkway, Atlanta, Georgia 30328. The meeting will be held in Conference Room 140, 1st Floor. At the meeting, we will ask the stockholders to consider the following items of business:

1.	Election of seven directors for a term of one year;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006; and

3.	Such other matters as may properly come before the meeting or any adjournments or postponements thereof.

We more fully describe these items in our proxy statement attached to this notice. You are entitled to vote at the Annual Meeting (or any adjournment thereof) if you were a stockholder of record at the close of business on June 2, 2006. Your vote is important, but you can only vote by returning a signed proxy card to us or otherwise arranging to have your shares represented at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder at the meeting.

By Order of the Board of Directors,

Richard E. Perlman Chairman of the Board	James K. Price President and Chief Executive Officer

Atlanta, Georgia

June 13, 2006

IT IS IMPORTANT THAT YOU RETURN THE PROXY OR VOTING INSTRUCTION CARD PROMPTLY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES BY MAIL, OR AS OTHERWISE PERMITTED ON THE ENCLOSED PROXY CARD OR VOTING CARD, SO THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE MEETING.

TURBOCHEF TECHNOLOGIES, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TURBOCHEF TECHNOLOGIES, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TurboChef is delivering this Proxy Statement in connection with a solicitation of proxies to be voted at the Company’s 2006 Annual Meeting of Stockholders. We will first mail this Proxy Statement and the accompanying form of proxy card on or about June 13, 2006, to stockholders eligible to vote at the Annual Meeting. Stockholders of record as of the close of business on the record date of June 2, 2006, will be entitled to vote at the meeting. As of June 2, 2006, we had 28,772,001 shares of common stock outstanding and entitled to vote. A majority of the shares of outstanding common stock represented at the meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Each share of common stock of the Company entitles the holder to one vote. We have no other class of stock outstanding with rights to vote at this meeting. Abstentions and “broker non-votes” will be included in determining whether a quorum is present. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to certain non-routine matters.

The Company is including with this Proxy Statement a copy of its 2005 Annual Report to Stockholders, which includes TurboChef’s Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2005. Additional copies of the 2005 Annual Report to Stockholders are available upon request of stockholders of record or persons who can represent that they were beneficial owners of our common stock on the record date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company’s expenses in furnishing such exhibit(s). Any request for a copy of the 2005 Annual Report to Stockholders or exhibits to the Form 10-K should be in writing addressed to Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, Georgia 30328. We also make our Annual Report to Stockholders available on our website at www.turbochef.com.

PROPOSAL ONE — ELECTION OF DIRECTORS

NOMINEES

The number of members of the Company’s Board of Directors is set by the Board from time to time, and it presently is fixed at seven members. The current term of our directors expires at the Annual Meeting of Stockholders in 2006. Nominees for seven directors are proposed for election.

The Board has nominated and unanimously recommends the election of the following persons to be directors of the Company. The directors elected this year will have a term that expires at the Annual Meeting of Stockholders in 2007. Under the Company’s by-laws, directors are elected by a plurality of the votes cast. Below is information about each of the nominees for election at this meeting. The nominees have indicated they will serve if elected, but if one or more of the nominees becomes unavailable to accept their nomination or election as a director, then the persons named as proxies on the enclosed proxy card will vote your shares for the election of a replacement nominee of the Board of Directors, if the Board should recommend one.

Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Richard E. Perlman

Richard E. Perlman, age 60, has been Chairman of the Board since October 2003. He was formerly chairman of PracticeWorks, Inc. from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Perlman served as chairman and treasurer of AMICAS, Inc. (formerly VitalWorks Inc.) from January 1998 and as a director from March 1997 to March 2001, when he resigned from all positions with that company upon completion of the spin-off of PracticeWorks, Inc. from VitalWorks. From December 1997 until October 1998, Mr. Perlman also served as VitalWorks’ chief financial officer. Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

James K. Price

James K. Price, age 48, has been our President and Chief Executive Officer and a director since October 2003. From March 2001 until its acquisition by The Eastman Kodak Company in October 2003, Mr. Price was the president and chief executive officer and a director of PracticeWorks, Inc. Mr. Price was a founder of VitalWorks Inc. and served as its executive vice president and secretary from its inception in November 1996 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks from VitalWorks. Mr. Price served as an executive officer of American Medcare from 1993 and co-founded and served as an executive officer of International Computer Solutions from 1985, in each instance until American Medcare and International Computer Solutions merged into VitalWorks in July 1997. Mr. Price holds a B.A. in Marketing from the University of Georgia.

James W. DeYoung

James W. DeYoung, age 62, became a director of TurboChef in December 2003. Mr. DeYoung is the founder and President of Winston Partners Incorporated, which provides strategic corporate advisory, corporate disclosure and investor relations services to select private and publicly-owned companies. Mr. DeYoung also is a general partner of Resource Ventures L.P., a private equity/venture fund. Prior to forming Winston Partners in 1984, Mr. DeYoung spent 14 years with Baxter International, Inc., serving in a senior capacity in marketing, investor relations, public relations and corporate financial management functions. Mr. DeYoung is currently a director of several private companies and is involved with numerous not-for-profit organizations in the Chicago, Illinois area, including as a trustee of Rush University Medical Center and Rush North Shore Medical Center. Mr. DeYoung is also vice chairman and a director of the Chicago Horticultural Society. Mr. DeYoung received a B.A. degree from Washington and Lee University and a J.D. degree from Northwestern University School of Law.

Sir Anthony Jolliffe

Sir Anthony Jolliffe, age 67, became a director of TurboChef in December 2003. He was previously a director from November 1998 until 2001. Sir Anthony Jolliffe is a citizen of the United Kingdom and an independent international business consultant. Until his retirement from the accounting profession in 1982, Sir Anthony Jolliffe was a Chartered Accountant in the United Kingdom for 18 years, during which time he grew his accounting firm into a multi-national operation with offices in 44 countries with over 200 partners. His firm eventually merged with Coopers & Lybrand and Grant Thornton. He remained with Grant Thornton for two years until he retired. Since that time, Sir Anthony has built a number of businesses, two of which have been listed on the London Stock Exchange. He is currently involved in several business projects in China, the Middle East, the United States and the United Kingdom. Sir Anthony has held, and currently holds, numerous positions with governmental and charitable entities in the United Kingdom and China, including being the former Lord Mayor of London and the chairman of the Special Advisory Board to the Governor of Yunnan Province in China and advisor to the Governor of Shandong Province in China.

J. Thomas Presby

J. Thomas Presby, age 66, became a director of TurboChef in December 2003. In June 2002 he retired as a partner with Deloitte Touche Tohmatsu, an international accounting and consulting firm. Over a period of 30 years, Mr. Presby held many positions with Deloitte in the United States and abroad, including deputy chairman and chief operating officer from 1995 until his retirement. Mr. Presby also served as the chief executive officer of Deloitte & Touche in Europe and Central Europe between 1990 and 1995. During the 1980s, Mr. Presby launched and served as the managing partner of the Financial Services Center, an industry-focused practice unit of the firm. Mr. Presby served as a director of PracticeWorks, Inc. from September 2002 until its October 2003 sale to Eastman Kodak. He also served as a director of GreenPoint Financial from January 2003 until its October 2004 sale to North Fork Bank. Mr. Presby currently serves as a director of Tiffany & Co., AMVESCAP PLC, American Eagle Outfitters Inc. and World Fuel Services Corporation. Mr. Presby received a B.S. in Electrical Engineering from Rutgers University, and an M.S. in Industrial Administration from the Carnegie Mellon University Graduate School of Business. He is a Certified Public Accountant in New York and Ohio.

William A. Shutzer

William A. Shutzer, age 59, has been a director of TurboChef since October 2003. Mr. Shutzer is a senior managing director of Evercore Partners, a financial advisory and private equity firm. Mr. Shutzer was a managing director of Lehman Brothers, Inc. from October 2000 to November 2003 and a partner in Thomas Weisel Partners, LLC, an investment banking firm, from September 1999 to October 2000. From March 1994 until October 1996, Mr. Shutzer was executive vice president of Furman Selz, Inc. and thereafter until the end of December 1997, he was its president. From January 1998 until September 1999, he was chairman of ING Barings LLC's Investment Banking Group. From September 1978 until February 1994, Mr. Shutzer was a managing director of Lehman Brothers and its predecessors. From March 2001 to October 2003 he was a director of PracticeWorks, Inc. Mr. Shutzer is currently a director of Tiffany & Co., CSK Auto, Inc., and Jupitermedia Corp. Mr. Shutzer received a B.A. from Harvard University and an M.B.A. from Harvard Business School.

Raymond H. Welsh

Raymond H. Welsh, age 74, has been a director of TurboChef since October 2003. Since January 1995, Mr. Welsh has been a senior vice president of UBS Financial Services, Inc. From March 2001 to October 2003 he was a director of PracticeWorks, Inc. Mr. Welsh is a Trustee of the University of Pennsylvania and PennMedicine. He is chairman of the board of Bancroft NeuroHealth, a trustee of the Bancroft Foundation, and a Trustee of Episcopal Community Services. Mr. Welsh received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

GENERAL INFORMATION

BOARD OF DIRECTORS

The Board of Directors of TurboChef is responsible for the overall management of the business and affairs of the Company. By resolution of the Board, the size of the Board has been set at seven members. During 2005, the Board held five meetings. The Board of Directors is assisted in its duties by committees to which the Board has delegated certain authority. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Global Initiatives Committee. During 2005, all directors attended in the aggregate more than 75% percent of the Board meetings and meetings of committees of which they were a member.

All members of the Board are invited and encouraged to attend the Company’s meeting of stockholders. It is anticipated that at least a majority of the members will attend the meeting this year.

Our Audit Committee was formed in December 2003 and operates pursuant to a written charter adopted by the Board. During 2005, the Audit Committee held eight meetings. The Audit Committee reviews, acts on and reports to the Board of Directors on various auditing and accounting matters, including the election of our independent auditors, the scope of our annual audits, fees to be paid to the independent auditors, the performance of our independent auditors, the content and conclusions of the audited financial statements and our accounting practices and controls. The members of the Audit Committee during 2005 were J. Thomas Presby, William A. Shutzer and James W. DeYoung. In 2006, Mr. DeYoung resigned from the committee to assume other roles with the Company. Raymond H. Welsh was appointed to replace Mr. DeYoung. All of the members of the Audit Committee are independent under Nasdaq Rule 4200 (a)(15).

Three members of the Board currently comprise the Compensation Committee: William A. Shutzer, Raymond H. Welsh and James W. DeYoung, who joined in 2006. The two members of the Compensation Committee during 2005  met or acted by consent ten times. The Compensation Committee provides overall guidance with respect to establishment, maintenance and administration of the Company’s compensation programs and employment benefit plans. The Committee also establishes salaries, incentives and other forms of compensation for executive officers and administers the Company’s incentive compensation plans.

Two members of the Board, Sir Anthony Jolliffe and J. Thomas Presby, were appointed to the Global Initiatives Committee when it was formed in December 2003. The Global Initiatives Committee advises the Board on business and strategic opportunities around the world and provides counsel and expertise regarding the conduct of business outside the United States. The Global Initiatives Committee did not hold a formal meeting during 2005 separate from Board meetings.

The Board formed a Nominating Committee in June 2005. It operates pursuant to a written charter adopted by the Board, a copy of which is available on the Company’s website (www.turbochef.com/commercial). The members of the committee are all of the Board’s independent directors, as independence is defined in Nasdaq Rule 4200 (a)(15): James W. DeYoung, Sir Anthony Jolliffe, J. Thomas Presby, William A. Shutzer and Raymond H. Welsh. The Nominating Committee is established to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance.

DIRECTOR NOMINATIONS

The Nominating Committee will consider and make recommendations to the Board concerning nominees for the Board to recommend to stockholders in connection with the Company’s Annual Meeting of Stockholders, including nominees for director submitted by stockholders in accordance with nomination procedures in the Company’s by-laws and any policies regarding stockholder nominees adopted by the Board or the Committee. The Committee will periodically consider what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Committee and the Board evaluates each incumbent’s continued service, in light of the Board’s collective requirements. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee will evaluate the qualifications of each candidate and may have the final candidates interviewed by one or more Committee and Board members before the Committee makes a decision.

At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director and qualify under the laws of the State of Delaware and any requirements in the Company’s organizational documents. In addition to these minimum qualifications for candidates, in evaluating candidates the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s independence, professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees.

The Committee may consider and make a recommendation to the Board concerning including in the Board’s slate of nominees a nominee for director submitted by a stockholder who has beneficially owned more than 5% of the Company’s outstanding Common Stock for more than two years at the time of the stockholder’s submission of a nominee. The nominating stockholder should submit required information about the nominee and the nominating stockholder within the time period and as provided for stockholder proposals and described later in this proxy statement under the caption “Stockholder Proposals for the 2007 Annual Meeting” and as later requested by the Committee or the Board in connection with their evaluation of the nominee. The nominating stockholder should expressly indicate that such stockholder desires that the Board or Committee consider such stockholder’s nominee for inclusion with the Board’s slate of nominees for the meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationships currently exist, or have existed between our compensation committee and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

TurboChef’s directors do not currently receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses for attending Board and Board committee meetings. Members of the Board, who are not TurboChef employees, or employees of any parent, subsidiary or affiliate of TurboChef, are eligible to participate in TurboChef’s stock option plan. Directors who are not employees receive the following one-time grants under the Company’s director compensation plan: (1) for membership on the Board each member is granted options to purchase 33,333 shares of common stock of the Company, the grant of which is effective on and priced as of the date the director agrees to join the Board; (2) a director who is the chairman of the Audit Committee, the Compensation Committee or the Global Initiatives Committee of the Board is granted options to purchase 8,333, 8,333 and 16,666 shares of common stock of the Company, respectively, the grant of which is effective on and priced as of the date the director agrees to be appointed chairman; (3) each director who is a member of a committee constituted by the Board but who is not a chairman is granted options to purchase 3,333 shares of common stock of the Company, the grant of which is effective on and priced as of the date the director begins service on the committee; and (4) options granted under the Board compensation plan shall vest 50% on each of the two anniversaries following their grant date. In addition, each Board member is granted options to purchase 8,333 shares of common stock for each year of service after the first year, and committee chairmen are granted options on an additional 3,333 shares for each year after the first year. Annual grants are effective on and priced as of the anniversary date of service.

EXECUTIVE OFFICERS

The executive officers of TurboChef are as follows:

NAME	POSITION
Richard E. Perlman	Chairman of the Board of Directors
James K. Price	President and Chief Executive Officer
Joseph T. McGrain	Vice President and President, Residential Oven Division
James A. Cochran	Senior Vice President and Chief Financial Officer
Paul P. Lehr	Vice President and Chief Operating Officer

James A. Cochran, age 58, has served as our Senior Vice President and Chief Financial Officer since October 2003. He served as chief financial officer of PracticeWorks, Inc. from its formation in August 2000 until its acquisition by The Eastman Kodak Company in October 2003. He was VitalWorks Inc.’s chief financial officer from August 1999 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks from VitalWorks. From 1992 until joining VitalWorks, Mr. Cochran was a member of the accounting firm of BDO Seidman, LLP, serving as a partner since 1995. He is a Certified Public Accountant and received a B.B.A. in Accounting and an M.B.A. in Corporate Finance from Georgia State University.

Joseph T. McGrain, age 58, became a Vice President and President of our Residential Oven Division in April, 2005. Formerly, since 1998, Mr. McGrain was President of Wolf Range Company LLC, a division of ITW Food Equipment Group and a U.S. manufacturer of commercial cooking equipment, marketing to commercial dealers and national chain accounts in the U.S. and export markets in Asia, South America and Europe. From 1995 to 1998 he was President of Gaggenau USA Corporation, a subsidiary of Bosch Siemens Group and a distributor of high quality European residential cooking equipment. Mr. McGrain had other management positions with Bosch Siemens from 1987 to 1995.

Paul P. Lehr, age 59, has served as our Vice President and Chief Operating Officer since October 2004, and from November 2003 to October 2004, Mr. Lehr served as our Vice President of Operations. From December 2001 until joining us in November 2003, Mr. Lehr was self-employed. Mr. Lehr also served as executive vice president -- commercial sales of CSK Auto, Inc., a publicly traded automotive parts distribution company, from February 2000 to December 2001. Before joining CSK Auto, in 1980 Mr. Lehr founded Motor Age, Inc., a distributor of automotive replacement parts. Motor Age became part of Parts Plus Group, Inc. in 1997, and Mr. Lehr served as president and chief executive officer of that industry roll-up until he joined CSK Auto in February 2000. He received a B.S. in Economics and an M.B.A. from City University of New York.

For more information with respect to Messrs. Perlman and Price, please see the section entitled “Directors” above.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities (“ten percent stockholders”) to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that during our fiscal year ended December 31, 2005, our Directors and executive officers timely met all applicable SEC filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

Security Ownership

     Five Percent Owners

The following table sets forth information, as of June 2, 2006, as to shares of our capital stock held by persons known to us to be the beneficial owners of more than five percent of any class of our capital stock based upon information publicly filed by such persons:

Title of Class	Name and Address of Beneficial Owner of Class	Amount of Beneficial Ownership		Percent of Class(1)

Common	OvenWorks, LLLP 655 Madison Avenue Suite 1500 New York, NY 10021	7,203,156	(2)	25.0%
Common	Jeffrey B. Bogatin 888 Park Avenue New York, NY 10021	1,948,867	(3)	6.8%
Common	Ergates Capital Management, LLC 1525-B The Greens Way Jacksonville, FL 32250	2,000,000	(4)	7.0%

(1)	Based upon 28,772,001 shares outstanding on June 2, 2006, rounded to the nearest tenth of a percent.
(2)
Shares of common stock held by OvenWorks were issued upon the conversion of shares of Series D Convertible Preferred Stock that were issued in connection with a private placement to OvenWorks. Oven Management, Inc. is the sole general partner of OvenWorks, LLLP.  Richard Perlman, our Chairman, is the sole shareholder, sole director and President of Oven Management, Inc. and also a limited partner of OvenWorks.

(3)	Based upon ownership reported in a Schedule 13D filed on July 20, 2004.
(4)
Based upon ownership reported in a Schedule 13G filed on May 9, 2006. The Schedule 13G was filed by Ergates Capital Management, LLC as well as Jason S. Atkins, which disclaims a “group” for these reporting purposes.

Officers and Directors

The following table sets forth information concerning the shares of TurboChef Common Stock that are beneficially owned by the following individuals:

·	each of TurboChef's directors;

·	each of TurboChef's named executive officers; and

·	all of TurboChef's directors and executive officers as a group.

Unless otherwise indicated, the listing is based on the number of TurboChef common shares held by such beneficial owners as of June 2, 2006. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The number of shares shown as beneficially owned by each beneficial owner in the table below includes shares that can be acquired by that beneficial owner through stock option exercises on or prior to June 2, 2006 and shares issuable in payment under outstanding awards of restricted stock units. In calculating the percentage owned by each beneficial owner, the Company assumed that all stock options that are exercisable by that person on or prior to
June 2, 2006 are exercised by that person and the underlying shares issued. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other beneficial owners and no exchange of any preferred units of membership interest of Enersyst Development Center, L.L.C.  Likewise, beneficial ownership of certain officers and directors is shown as if shares of common stock have been distributed by OvenWorks, LLLP to its partners.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Richard E. Perlman	8,212,706	(2)	28.1%
James K. Price	2,197,202	(3)	7.5%
J. Thomas Presby	188,571	(4)	*
William A. Shutzer	1,886,062	(5)	6.5%
Raymond H. Welsh	299,482	(6)	1.0%
Sir Anthony Jolliffe	194,868	(7)	*
James W. DeYoung	361,838	(8)	1.3%
James A. Cochran	418,255	(9)	1.5%
Paul P. Lehr	86,444	(10)	*
Joseph T. McGrain	133,333	(11)	*

All current directors and executive officers as a group (10 persons)	11,004,115	(2)(12)	36.2%

*	Less than 1%
(1)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentages herein assume a base of 28,772,001 shares of common stock outstanding as of June 2, 2006.

(2)
Includes 416,633 shares of common stock issuable upon exercise of options and 7,203,156 shares of common stock (or 25.0%) currently owned by OvenWorks, LLLP, which is controlled by Mr. Perlman. Current directors and executive officers (or their affiliates) would have beneficial ownership of an aggregate of 4,162,262 shares of the Company's common stock if OvenWorks distributed such shares to its partners.

(3)	Includes 416,666 shares of common stock issuable upon exercise of options and 1,187,618 shares of common stock currently owned by OvenWorks, LLLP.
(4)	Includes 68,332 shares of common stock issuable upon exercise of options and 80,199 shares of common stock currently owned by OvenWorks, LLLP.
(5)	Includes 68,332 shares of common stock issuable upon exercise of options and 1,212,426 shares of common stock currently owned by OvenWorks, LLLP.
(6)	Includes 53,332 shares of common stock issuable upon exercise of options and 138,882 shares of common stock currently owned by OvenWorks, LLLP.
(7)	Includes 139,998 shares of common stock issuable upon exercise of options and 36,598 shares of common stock currently owned by OvenWorks, LLLP.
(8)	Includes 61,665 shares of common stock issuable upon exercise of options and 138,882 shares of common stock currently owned by OvenWorks, LLLP.

(9)	Includes 148,333 shares of common stock issuable upon exercise of options and 180,038 shares of common stock currently owned by OvenWorks, LLLP.
(10)	Shares issuable upon exercise of options.
(11)	Shares issuable upon exercise of options.
(12)	Includes 1,593,068 shares issuable upon exercise of options and 7,203,156 shares of common stock currently owned by OvenWorks, LLLP.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee was formed in December 2003.   Messrs. Shutzer and Welsh were joined in the Committee by Mr. DeYoung in 2006.  It is the Compensation Committee’s responsibility to:

—	establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer;

—	exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and

—	perform such other duties as the Board of Directors from time to time may direct.

In performing these duties, we consider recommendations from management along with other factors.

The Compensation Committee’s Philosophy

Our philosophy on establishing executive compensation is to:

—	foster a high-performance culture that motivates and retains high-performing executives; and

—	create a comprehensive incentive compensation plan which includes a combination of stock-based and cash compensation.

In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. We evaluate these factors for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. TurboChef’s compensation package for its officers can include a combination of salary, bonus, stock option grants and restricted stock or restricted stock unit awards. We believe that stock-based compensation is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value and presents the best opportunity for us to establish executive compensation that will foster the overall development of TurboChef. Accordingly, we have historically emphasized stock options as an important complement to cash in the overall compensation of executive officers. We are exploring the use of awards of restricted stock or restricted stock units instead of stock options. We believe our executive compensation approach provides a package that is competitive with companies in our industry of comparable size and complexity.

Base Salary.  Base salaries for TurboChef’s executive officers are established under employment contracts. We review and approve these salaries annually. In determining base salaries, we take into consideration competitive market practices and each individual’s role and responsibilities in the organization. Our objective in setting base salaries is generally to provide cash compensation at a level that is competitive with comparable companies.

Bonus.  From time to time, we award our executive officers discretionary bonuses. These bonuses reflect the individual’s specific responsibilities, experience and overall performance as well as the performance of TurboChef during the year. Consistent with our overall compensation philosophy, the amount of bonuses awarded is set such that total cash compensation to our executives, including bonuses, is competitive with comparable companies.

Stock Option Grants and Restricted Stock/Unit Awards.  The grant of stock options and restricted stock or restricted stock units is designed to align the interests of executive officers with those of stockholders in TurboChef’s long-term performance. Options granted to our executive officers have an exercise price equal to at least 100% of the fair market value of TurboChef common stock on the date of grant and expire not later than ten years from the date of grant. During 2005 it was the practice of the Committee to grant stock options that generally vest over a three-year period from the date of the grant. In December 2005, after considering the effects of SFAS 123R requiring the Company to adopt the fair value model for recognizing compensation expense for employee stock options, the Compensation Committee recommended to the Board of Directors certain changes to the Company’s stock option program. The Board approved an acceleration of vesting of all unvested options granted to employees and directors under the 2003 Stock Incentive Plan. In connection with the acceleration and in order to retain for the Company’s benefit certain incentive characteristics of the outstanding option awards, the accelerated vesting of an option was conditioned on the optionee entering into an agreement not to sell option shares until the options would have vested under the original vesting schedule. Equity incentive awards for our executive officers are based on our assessment of the contributions to TurboChef of each officer and recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer. We believe equity incentive awards, combined with cash compensation to the executive officers, provide overall compensation that is competitive with comparable companies in our industry.

Chief Executive Officer Compensation.  We followed the same policies described above in setting the compensation package for the individual that served as our Chief Executive Officer. Mr. Price has served as our Chief Executive Officer since October 2003 under his employment contract. His compensation for 2005 consisted of annual base salary at the rate of $365,000. His contractual bonus was not earned for 2005. We believe this combination of base salary and the possible cash bonus provision in his employment agreement, together with the benefit of stock options previously granted, provided compensation that was consistent with our overall executive compensation philosophy.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Company’s stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee:

Raymond H. Welsh William A. Shutzer James W. DeYoung

SUMMARY COMPENSATION TABLE

The following table summarizes compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its other most highly compensated executive officers (collectively, the “Named Executive Officers”) for services rendered to the Company during each of the last three fiscal years. The Company had no other executive officers at December 31, 2005.

Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other ($)		Long-Term Compensation Awards Securities Underlying Options (# )

Richard E. Perlman	2005	$365,000	$-0-	$-0-		$-0-
Chairman(1)	2004	365,000	191,630	-0-		-0-
	2003	56,154	-0-	-0-		416,666

James K. Price	2005	365,000	-0-	-0-		-0-
Chief Executive Officer(2)	2004	365,000	191,630	-0-		-0-
	2003	56,154	-0-	-0-		416,666

James A. Cochran	2005	243,000	-0-	-0-		15,000
Chief Financial Officer(3)	2004	243,000	60,545	-0-		-0-
	2003	18,692	-0-	-0-		133,333

Paul P. Lehr	2005	193,450	-0-	-0-		40,000
Chief Operating Officer(4)	2004	175,814	18,318	75,000	(6)	16,666
	2003	9,231	-0-	-0-		116,666

Joseph T. McGrain	2005	129,483	-0-	-0-		133,333
President, Residential Oven Division(5)	2004	-0-	-0-	-0-		-0-
	2003	-0-	-0-	-0-		-0-

(1)	Mr. Perlman began serving as Chairman on October 28, 2003.

(2)	Mr. Price began serving as Chief Executive Officer on October 28, 2003.

(3)	Mr. Cochran began serving as Chief Financial Officer on October 28, 2003.

(4)	Mr. Lehr began serving as Chief Operating Officer on May 24, 2004 and from November 24, 2003 through May 24, 2004 he served as our Vice President of Operations.

(5)	Mr. McGrain began serving as President, Residential Oven Division on April 25, 2005.

(6)
The amounts presented for 2004 include a relocation payment of $75,000 to Mr. Lehr. The compensation set forth in this column does not include compensation in the form of perquisites or other personal benefits for Messrs. Perlman, Price, and Cochran in fiscal years 2005, 2004 and 2003 because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for these individuals for such years.

Executive Agreements

TurboChef entered into a three-year employment agreement with each of Richard E. Perlman, James K. Price and James A. Cochran on substantially the terms described below.  The agreements automatically renew for additional one-year periods at the end of the initial period and each renewal period unless notice of non-renewal is given at least six months in advance. The employment agreements for Messrs. Perlman and Price provide for an initial annual base salary of $365,000 with a bonus of 2% of pre-tax profit (but limited to 100% of base salary). The employment agreement for Mr. Cochran provides for an initial annual base salary of $243,000 with a discretionary bonus based upon performance and achievement of key Company objectives. The base salary in each case is subject to an annual adjustment for changes in the Consumer Price Index. The agreements also provide for a severance payment equal to three times the executive's then current total annual compensation (base salary, bonus and benefits) upon the termination of the executive's employment by TurboChef without cause or by the executive for good reason or in the event of a change in control. The employment agreements entitle the executive to participate in our employee benefit programs and provide for other customary benefits. In addition, the employment agreements provided for the grant of stock options on the first day of the executive's employment. The employment agreements provide for 100% vesting of all outstanding stock options upon a change in control. The employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements prohibit the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information. These agreements will renew for a one-year period beginning on October 28, 2006.

TurboChef and Paul P. Lehr entered into an employment agreement for two years, effective October 29, 2003, which automatically renews for an additional year at the end of the initial term and at the end of each renewal year unless notice of non-renewal is given at least six months in advance. The employment agreement provides for an annual base salary of $200,000 and severance compensation equal to one-half the annual base salary. Mr. Lehr is eligible for a discretionary bonus based upon performance and achievement of key Company objectives. The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreement prohibits the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information. This agreement will renew for a one-year period beginning on October 29, 2006.

The Company and Joseph T. McGrain entered into an employment agreement for two years, beginning April 25, 2005, which automatically renews for an additional year at the end of the initial term and at the end of each renewal year unless notice of non-renewal is given at least six months in advance. The employment agreement provides for an annual base salary of $200,000 and severance compensation equal to one-half the annual base salary. Mr. McGrain is eligible for a discretionary bonus based upon performance and achievement of key Company objectives. The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreement prohibits the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

Effective December 31, 2005, the Company agreed to accelerate the vesting of all outstanding options, including those held by the executive officers, in exchange for the option holders’ agreement not to sell the underlying shares until such time as the options would have vested, if they had not been accelerated. All executive officers executed the lock-up agreement.

OTHER COMPENSATION INFORMATION

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning stock options granted by the Company to the named executive officers during fiscal 2005 and the potential realizable value of such option grants. The Company has granted no stock appreciation rights.

INDIVIDUAL GRANTS TABLE

Name	Number of Shares of Common Stock Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5%	10%

James A. Cochran	15,000	1.55%	$10.35	5/3/2015	$97,636	$247,429
Paul P. Lehr	40,000	4.14	10.35	5/3/2015	260,362	659,809
Joseph T. McGrain	133,333	13.79	10.35	4/25/2015	867,872	2,199,359

(1)
The potential realizable value of the options, if any, granted in 2005 to each of the named executive officers was calculated by multiplying those options by the excess of (a) the assumed market value of Common Stock, at the end of option term, if the market value of Common Stock were to increase 5% or 10% in each year of the option's term over (b) the exercise price shown. This calculation does not take into account any taxes or other expenses which might be owed. The 5% and 10% appreciated rates are set forth in the SEC rules and no representation is made that the Common Stock will appreciate at these assumed rates or at all.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Value Table

Shown below is information with respect to the number of TurboChef common shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 2005 for the named executive officers. Effective on December 31, 2005, and subject to an agreement by each option holder with the Company, the Company made all outstanding stock options, including those held by the named executive officers, immediately exercisable. The table shows the aggregate gains that would have been realized had all exercisable options been exercised on December 31, 2005, even though these options were not exercised by any of these officers.

Aggregated Option Exercises in
Last Fiscal Year and Fiscal Year End Option Value

Name	Shares Acquired on Exercise	Value Realized (Market Price at Exercise Less Exercise Price)	Number of Unexercised Options At Fiscal Year-End		Value of Unexercised In-The- Money Options At Fiscal Year- End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Perlman	--	$-0-	416,633	--	$3,795,527	$--
James K. Price	--	-0-	416,666	--	3,795,827	--
James A. Cochran	--	-0-	148,333	--	1,274,814	--
Paul P. Lehr	28,000	202,256	106,444	--	683,208	--
Joseph T. McGrain	--	-0-	133,333	--	534,665	--

(1)
Options are “in the money” if the fiscal year-end fair market value of the Common Stock exceeds the option exercise price. At December 30, 2005, TurboChef common stock's closing sales price was $14.36.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2005, information about our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,694,187	$8.70	2,958,534

Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	3,694,187	$8.70	2,958,534

PERFORMANCE GRAPH

The graph below compares the cumulative total return for the period from December 31, 1999 to December 31, 2005 on TurboChef’s common stock with The NASDAQ National Market index (U.S. companies) and a peer group index. The peer group index consists of the following companies in the Company’s industry: Enodis Plc, Lancer Corp., Standex International Corp., Middeby Corp., Minuteman International Inc. and Tennant Co. The comparison assumes that $100 was invested on December 31, 1999, and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

TurboChef Technologies	$100	$239	$43	$191	$470	$295
Peer Group Index	100	81	111	217	289	434
NASDAQ Market Index	100	79	55	82	89	90

PROPOSAL TWO — SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The Audit Committee of the Board of Directors has selected Ernst & Young LLP to be our independent auditors for the fiscal year ending December 31, 2006, and proposes that the stockholders ratify this selection at the annual meeting. Ratification of the selection of Ernst & Young LLP requires the approval of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will not be counted. If the selection of Ernst & Young LLP is rejected by the stockholders, then the Audit Committee will re-evaluate its selection.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board unanimously recommends a vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE

Three members of the Company’s Board of Directors comprise the Audit Committee of the Board. Those members are Messrs. J. Thomas Presby, William A. Shutzer and Raymond H. Welsh. Raymond H. Welsh was appointed to the Audit Committee on May 2, 2006 upon the resignation of James W. DeYoung. Mr. DeYoung resigned from the committee to assume other roles with the Company. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and discussed these financial statements with the Company’s management and independent auditors. As appropriate, the Audit Committee reviewed and evaluated, and discussed with the Company’s management, internal accounting and financial personnel and the independent auditors, the following:

—	the plan for, and the independent auditors’ report on, the audit of the Company’s financial statements;
—	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company’s stockholders;
—	management’s selection, application and disclosure of critical accounting policies;
—	changes in the Company’s accounting practices, principles, controls or methodologies;
—	significant developments or changes in accounting rules applicable to the Company; and
—	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following, if applicable:

—	methods to account for significant unusual transactions;
—	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

—	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
—	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Rule 3600T of the PCAOB. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company which are described in “Independent Accountant Fees” below is compatible with maintaining such auditors’ independence.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

By the Audit Committee:

J. Thomas Presby
William A. Shutzer
Raymond H. Welsh

INDEPENDENT ACCOUNTANT FEES

Audit Fees and All Other Fees

Audit Fees

Fees for audit services totaled approximately $746,000 in 2005 and approximately $568,000 in 2004, including fees associated with the annual audit and internal control report, the public offering completed in February 2005, the reviews of the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K.

Audit-Related Fees

Fees for audit related services totaled approximately $18,000 in 2005 and approximately $62,000 in 2004. Audit related services principally include accounting consultations and other attest services.

Tax Fees

Fees for tax services totaled approximately $288,000 in 2005 and $22,000 in 2004, including tax compliance, tax advice and tax planning.

All Other Fees

The Company did not pay its principal accountant any other fees in 2005 or in 2004.

The Audit Committee pre-approves all services for which the principal accountant is engaged.

We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Any stockholder intending to submit a proposal for inclusion in the proxy statement and form of proxy for our 2007 Annual Meeting of Stockholders must submit the proposal to the attention of our Secretary at our principal executive office sufficiently far in advance so that it is received by us no later than March 23, 2007.

In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, including nominees for election to our Board of Directors, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the proposal should be submitted to the attention of our Secretary at our principal executive office sufficiently far in advance that it is received by us no later than May 7, 2007. Proxy voting on such proposals at the 2007 Annual Meeting of Stockholders, if any, will be subject to the discretionary voting authority of the designated proxy holders.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. However, if any other matter is properly presented at the meeting, proxies will be voted in accordance with the judgment of the proxy holders.

PROXIES

Proxies are solicited on behalf of the Company, and the cost of this solicitation will be borne by the Company. Directors, officers and other employees of the Company may, without compensation other than reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company may reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in assisting in the distribution of the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

Once given, you may later revoke your proxy prior to the vote at the meeting by (1) delivering a written instrument revoking the proxy to our Secretary, (2) delivering another proxy with a later date to our Secretary, or (3) voting in person. Attendance at the annual meeting will not constitute a revocation of a proxy absent compliance with one of the foregoing three methods of revocation.

COMMUNICATING WITH THE BOARD OF DIRECTORS

TurboChef security holders and other parties with concerns about the Company’s conduct or about accounting, internal control or auditing matters may communicate with the Board by writing to them in care of the Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. All concerns related to accounting, internal control or auditing matters will be referred to the Chairman of the Audit Committee. Correspondence otherwise will be directed as requested by the writer. The Company may screen or filter out solicitations for goods or services or other inappropriate communications unrelated to TurboChef or its business under procedures adopted by the independent members of the Board.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE EXHIBITS TO IT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT THAN THAT WHICH IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 13, 2006. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY OTHER DATE.

The Board of Directors recommends a vote FOR proposals (1) and (2).	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of directors 01 Richard E. Perlman, 02 James K. Price, 03, James W. DeYoung, 04 Sir Anthony Jolliffe, 05 J. Thomas Presby, 06 William A. Shutzer and, 07 Raymond H. Welsh:			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006:	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR all nominees listed above	WITHHOLD AUTHORITY
	(except as marked to the contrary below).	to vote for all nominees listed above.		3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)
			|		Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 13, 2006, is hereby acknowledged.

					___________________________________________
					Signature

					_____________________________________
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.					Signature
					Dated:_________________________________, 2005

					Please sign exactly as name appears hereon, including any official position or representative capacity.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
▲ FOLD AND DETACH HERE ▲

TURBOCHEF TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT ONE CONCOURSE PARKWAY, CONFERENCE ROOM 140, 1ST FLOOR,
ATLANTA, GEORGIA 30328, ON JULY 18, 2006, AT 1:00 PM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints James K. Price and Richard E. Perlman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of TurboChef Technologies, Inc. to be held on the 18th day of July, 2006, and at any postponements or adjournments thereof, and to vote all of the shares of TurboChef Technologies, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

     This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

     A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters that may properly come before the meeting.

(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
▲ FOLD AND DETACH HERE ▲

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